Exhibit 10.13

NYIAX, Inc.

2021 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

NOTE:	Until the satisfaction of the conditions set forth in this Notice of Restricted Stock Unit Award (the “Notice”), this Notice is in draft form and has no legal effect for any purpose.

[________________] (“Service Provider”):

Subject to the terms and conditions set forth in this Notice (including the conditions set forth in the section titled “Validity of this Notice”), on [________________] NYIAX, Inc. a Delaware corporation (the “Company”) grants the Service Provider a Restricted Stock Unit Award pursuant to which the Participant has a right to receive, at the election of the Administrator, a cash amount equal to the Fair Market Value of shares of the Common Stock of the Company, or shares of the Common Stock of the Company, or some combination of each, subject to the terms and conditions set forth in the Restricted Stock Unit Agreement and the Plan. Unless otherwise defined in this Notice, the terms used in this Notice shall have the meaning given to them in the Restricted Stock Unit Agreement attached to this Notice and executed concurrently with this Notice (the “Restricted Stock Unit Agreement”) or the Company’s 2021 Equity Incentive Plan (the “Plan”).

Date of Award:	[_________________________]

Number of Restricted Stock Units:	[________________]

Vesting Schedule:	Restricted Stock Units shall vest in accordance with the following schedule provided Participant continues to be a Service Provider on the applicable dates: Documents

Validity of this Notice

This Notice is in draft form and is not valid or effective for any purpose until such time as both the Service Provider and the Company have signed or e-signed this Notice using the on-line or electronic system established and maintained by the Company or a third party designated by the Company and such system has generated evidence of such e-signatures on a fully executed and dated version of this Notice, and the Company’s minute book or other record of proceedings of the Company’s Board of Directors (the “Board”) includes appropriate written evidence of the valid approval of the Restricted Stock Unit Award by the unanimous written consent of all the members of the Board in accordance with state law and any other applicable requirements, whether arising under the Plan, the Company’s certificate of incorporation and bylaws, state law or otherwise.

Restricted Stock Unit Award Documents

By signing or e-signing this Notice, the Service Provider and the Company agree that the Restricted Stock Units are awarded under and governed by the terms and conditions of (i) this Notice, (ii) the Plan, (iii) the Restricted Stock Unit Agreement and (iv) any ancillary related documents (collectively, the “Restricted Stock Unit Award Documents”). In the event of any conflict between the terms of the Restricted Stock Unit Agreement and this Notice, the terms of the Restricted Stock Unit Agreement will control.

By e-signing the Restricted Stock Unit Award Documents, the Service Provider agrees and acknowledges the following:

(a) Service Provider has been able to access and view the Restricted Stock Unit Award Documents and understands that all rights and obligations with respect to the Restricted Stock Unit Award are set forth in the Restricted Stock Unit Award Documents;

(b) Service Provider accepts and agrees to all terms and conditions contained in the Restricted Stock Unit Award Documents and delivers the executed Restricted Stock Unit Agreement to the Company; and

(c) Nothing in the Restricted Stock Unit Award Documents confers upon Service Provider any right to continue Service Provider’s employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with Service Provider’s right or the Company’s right to terminate that relationship at any time, for any reason, with or without Cause (for purposes of this paragraph, the term “Company” will be interpreted to include any Parent, Subsidiary or Affiliate).

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The parties have executed this Notice of Restricted Stock Award effective as of [___________________].

THE COMPANY:

NYIAX, Inc.

By:

Its:

SERVICE PROVIDER:

Print Name:

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NYIAX, INC. 2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”) is made as of _____________ by and between Nyiax, Inc., a Delaware corporation (the “Company”), and ___________ (“Participant”) pursuant to the Company’s 2021 Equity Incentive Plan (the “Plan”), which is attached to and made a part of this Agreement. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meaning given to them in the Plan.

1. Grant of Restricted Stock Units. Subject to the terms and conditions of this Agreement, the Company hereby grants to Participant 250,000 Restricted Stock Units (the “Restricted Stock Units”) as consideration of services rendered by Participant to the Company. Each Restricted Stock Unit represents the right to receive, at the election of the Administrator, a cash amount equal to the Fair Market Value of shares of the Common Stock of the Company, or shares of the Common Stock of the Company, or some combination of common stock and cash, subject to the terms and conditions set forth in this Agreement and the Plan. The Restricted Stock Units shall be credited to a separate hypothetical account maintained for the Participant on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be the general assets of the Company.

2. Vesting Schedule. The Restricted Stock Units shall vest in accordance with the Vesting Schedule set forth in the Notice of Restricted Stock Unit Award provided Participant continues to provides services as a Service Provider to the Company on the applicable vesting dates.. Fractional shares shall be rounded to the nearest whole share.

3. Limitations on Transfer. In addition to any other limitation on transfer created by the transfer restrictions set forth in Section 12 of the Plan or by Applicable Laws, Participant shall not assign, encumber or dispose of any interest in the Restricted Stock Units except to the extent permitted by, and in compliance with the provisions below and Applicable Laws.

(a) Forfeiture Upon Termination of Participant’s Continuous Service Status. Notwithstanding any contrary provision of this Agreement, in the event of any voluntary or involuntary termination of Participant’s continuous service status prior to vesting pursuant to the Vesting Schedule set forth in Section 0 above for any reason (including death or Disability), with or without Cause, the then unvested Restricted Stock Units will thereupon be forfeited upon the date of such termination (the “Termination Date”) and Participant will have no further rights or interests with respect to such unvested Restricted Stock Units.

4. Investment and Taxation Representations.

(a) The Participant shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the Restricted Stock Units (including, without limitation, any voting rights or any right to dividends paid with respect to the shares of Common Stock underlying the Restricted Stock Units).

(b) The Participant shall not be entitled to any dividend equivalents with respect to the Restricted Stock Units to reflect any dividends payable on shares of Common Stock.

5. Settlement of Restricted Stock Units. Subject to Section 6 of this Agreement, promptly following the vesting date, and in any event no later than March 15 of the calendar year following the calendar year in which such vesting occurs, the Company shall, at the election of the Administrator, pay (a) or (b) below, or some combination of (a) or (b) to the Participant:

(a) The Company shall pay to the Participant, in settlement of the Award, an amount in cash equal to the product of (a) the Fair Market Value of a share of Common Stock on the vesting date and (b) the number of Restricted Stock Units vesting on that date; or

(b) The Company shall (a) issue and deliver to the Participant the number of shares of Common Stock equal to the number of vested Restricted Stock Units; and (b) enter the Participant’s name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Participant.

If the Participant is deemed a “specified employee” within the meaning of Section 409A of the Code, as determined by the Administrator, at a time when the Participant becomes eligible for settlement of the Restricted Stock Units upon the Participant’s “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death.

To the extent that the Participant does not vest in any Restricted Stock Units, all interest in such Restricted Stock Units shall be forfeited. The Participant has no right or interest in any Restricted Stock Units that are forfeited.

6. Tax Liability and Withholding.

(a) The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Administrator deems necessary to satisfy all obligations for the payment of such withholding taxes. The Administrator may permit the Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Participant as a result of the vesting of the Restricted Stock Units; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock.

(b) Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items.

7. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent, subsidiary or affiliate of the Company, to terminate Participant’s employment or consulting relationship, for any reason, with or without Cause.

8. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(c) Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d) Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

(e) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement.

(i) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by applicable law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means. Participant hereby consents to receive such documents and notices by such electronic delivery and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(j) Section 409A; Imposition of Other Requirements. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code, including but not limited to the 6-month delayed payment date for “specified employees” under Section 409A as described in Section 5 of this Agreement. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code. The Company reserves the right to impose other requirements on Participant’s participation in the Plan and on any Award or Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with Applicable Law or facilitate the administration of the Plan. Participant agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant acknowledges that the laws of the country in which Participant is working at the time of grant of this Agreement, the purchase, vesting or sale of Shares received pursuant to this Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Participant to additional procedural or regulatory requirements that Participant is and will be solely responsible for and must fulfill.

(k) California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

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The parties have executed this Restricted Stock Agreement as of the date first set forth above.

THE COMPANY:

NYIAX, Inc.

By:

Its:

PARTICIPANT:

By:
Print Name: